Exhibit 10.22

Corporate Fuels & By-Products 220 West Main Street Louisville, KY 40202

December 8, 2008

Armstrong Coal Company

407 Brown Road

Madisonville, Kentucky 42131

Attn: Mr. Kenny Allen

Ref:	LG&E/KU Coal Supply Agreement No. J07032

Dear Kenny:

This letter restates and amends our letter to you dated August 1, 2008 in its entirety and is to amend the Base Price parameters noted below of the above referenced Coal Supply Agreement, but only with respect to the time periods as described below. Louisville Gas and Electric Company and Kentucky Utilities Company agree the following revised pricing will apply to all coal shipped via truck to Yellow Banks Dock during the time periods noted below.

From August 1, 2008 to September 30, 2008 the Base Price shall be $40.39 per ton FOB, Yellow Banks Dock located at Mile Point 751 on the Ohio River (which Base Price covers the coal and trucking cost to deliver the coal to Yellow Banks Dock). Louisville Gas and Electric Company and Kentucky Utilities Company shall be responsible for all costs to transload the coal into barges at Yellow Banks Dock.

From October 1, 2008 to December 31, 2008 the Base Price shall be $41.56 per ton FOB, Yellow Banks Dock located at Mile Point 751 on the Ohio River (which Base Price covers the coal and trucking cost to deliver the coal to Yellow Banks Dock). Louisville Gas and Electric Company and Kentucky Utilities Company shall be responsible for all costs to transload the coal into barges at Yellow Banks Dock.

In all other respects, the terms, pricing and other conditions of the Coal Supply Agreement shall remain the same.

Please indicate your agreement to these terms by signing where indicated on both of the originals and returning both originals to me. I will have them signed on behalf of LG&E/KU and return a fully executed original to you.

Sincerely,

/s/ W. G. Gilbert, Jr.
W. G. Gilbert, Jr. Senior Fuels and Transportation Administrator

Acknowledged and agreed: Armstrong Coal Company		Louisville Gas and Electric Company Kentucky Utilities Company

By:	Kenneth E. Allen	By:	/s/
Title:	V. P. Operations	Title:	Director, Corporate Fuels and By-Products
Date:	12-10-2008	Date:	12/17/08